Exhibit 10.26

AMENDMENT NO. 4
TO THE
EDWARDS LIFESCIENCES TECHNOLOGY SARL
RETIREMENT SAVINGS PLAN

The Edwards Lifesciences Technology Sarl Retirement Savings Plan (the “Plan”) effective January 1, 2011, as amended by Amendment No. 1 executed on June 25, 2013, Amendment No. 2 executed on February 24, 2017, and Amendment No. 3 executed on February 14, 2018, is hereby further amended as described below, pursuant to the authority set forth in Section 10.1 of the Plan, by the Edwards Lifesciences Corporation Administrative and Investment Committee (the “Committee”):

1. Effective July 31, 2018, Article VII, Section 7.9(c) is hereby amended in part as follows:

(c)	Hurricane Maria Relief Measures adopted pursuant to the Puerto Rico Treasury Department Administrative Determination No. 17-29

(i)…

(ii)	Definitions:

“Eligible Individual” means a Participant who is considered a resident of Puerto Rico during the taxable years 2017 and 2018, as defined in PR Code Section 1010.01(a)(30).

“Eligible Expenses” mean all expenses incurred by a Participant or his or her spouse, descendants (e.g., children) or ascendants (e.g., parents) to cover the (a) losses or damages caused by Hurricane Maria in Puerto Rico, and, (b) extraordinary and unforeseeable expenses to cover basic needs after Hurricane Maria. Eligible Expenses include, but are not limited to, expenses incurred during the recovery period after Hurricane Maria for the repair of damages to a residence or motor vehicle, medical expenses, replacement or repair of personal property, purchase of food and fuel, purchase and/or repair of power generators or lodging and food expenses resulting from the total or partial destruction of the principal residence caused by Hurricane Maria. A detailed list of the expenses or losses incurred because of Hurricane Maria is not required.

“Eligible Distributions” mean payments or cash distributions made from the Plan during the period between September 20, 2017 to June 30, 2018 that have been requested by an Eligible Individual to cover Eligible Expenses. Annuities or periodic payments shall not qualify as Eligible Distributions.

“Eligibility Period” means the period between September 20, 2017 to November 30, 2018. Distributions must have occurred within the Eligibility Period to qualify as an Eligible Distribution. Distributions paid after the Eligibility Period will not qualify as an Eligible Distribution even if the process commenced before the end of such Eligible Period. Notwithstanding the foregoing, Eligible Expenses may be incurred after the Eligibility Period ends.

Distributions from the Plan received by plan participants between July 1, 2018 and July 31, 2018, could be treated as Eligible Distributions, provided that they comply with the above and the sworn statement is provided to the Plan Administrator on or before September 28, 2018.

(d)    …

IN WITNESS WHEREOF, the Committee has caused this Amendment No. 4 to be executed by an authorized representative on the 14th day of November of 2018.

EDWARDS LIFESCIENCES CORPORATION ADMINISTRATIVE AND INVESTMENT COMMITTEE

By:	/s/ Christine Z McCauley
Christine Z. McCauley, Chairperson